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                                                                      EXHIBIT 16
[BALUKOFF LINDSTROM & CO., P.A. Logo]


BALUKOFF LINDSTROM & CO., P.A.
Certified Public Accountants

877 West Main Street, Suite 805
Boise, Idaho 83702
(208) 344-7150
FAX: (208) 344-7435
www.blco.com





October 29, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read and agree with the comments in Item 4.01 of Form 8-K of Medical Discoveries, Inc. dated October 25, 2004 ("Form 8-K").


/s/ Balukoff, Lindstrom & Co., P.A.


Balukoff Lindstrom & Co., P.A.
Boise, Idaho